United States Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 14, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)		14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective as of February 14, 2007, Ultralife Batteries, Inc. (the “Company”) entered into Forbearance and Amendment Number Six to the Credit Agreement (the “Forbearance and Amendment”) with JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company (together, the “Lenders”). The Company and the Lenders originally entered into the Credit Agreement as of June 30, 2004, and they subsequently amended the agreement on each of September 24, 2004, May 4, 2005, August 5, 2005, November 1, 2005, November 1, 2005, June 29, 2006 and February 14, 2007 (collectively, the “Credit Agreement”). Neither the Company nor any of its affiliates has any material relationship with the Lenders, other than in respect of the Credit Agreement.
     The Forbearance and Amendment provides that the Lenders will forbear from exercising their rights under the Credit Agreement arising from the Company’s failure to comply with certain financial covenants in the Credit Agreement with respect to the fiscal quarter ended December 31, 2006. Specifically, the Company was not in compliance with the terms of the Credit Agreement because it failed to maintain the required debt-to-earnings and EBIT-to-interest ratios provided for in the Credit Agreement. The Lenders have agreed to forbear from exercising their respective rights and remedies under the Credit Agreement until March 23, 2007 (the “Forbearance Period”), unless the Company breaches the Forbearance and Amendment or unless another event or condition occurs that constitutes a default under the Credit Agreement. Once the Forbearance Period ends, the Lenders may exercise their rights and remedies under the Credit Agreement without further notice or action.
     During the Forbearance Period, each Lender has agreed to continue to make revolving loans available to the Company. Pursuant to the Forbearance and Amendment, the aggregate amount of the Lenders’ revolving loan commitment has been reduced from $20,000,000 to $15,000,000. During the Forbearance Period, the applicable revolving interest rate and the applicable term interest rate, in each case as set forth in the Credit Agreement, both shall be increased by 25 basis points. In addition, in consideration of the Lenders entering into the Forbearance and Amendment, the Lenders shall receive from the Company a one-time fee of $50,000.
     In addition to a number of technical and conforming amendments, the Forbearance and Amendment revised the definition of “Change in Control” in the Credit Agreement to provide that the acquisition of equity interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company shall constitute a “Change in Control” for purposes of the Credit Agreement. Previously, the equity interests threshold had been set at 20%.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
10.1	Forbearance and Amendment Number Six to the Credit Agreement, dated as of February 14, 2007, among Ultralife Batteries, Inc., JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of February 21, 2007	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback
Vice President – Finance and Chief Financial Officer

INDEX TO EXHIBITS
(10) Additional Exhibits
10.1	Forbearance and Amendment Number Six to the Credit Agreement, dated as of February 14, 2007, among Ultralife Batteries, Inc. JPMorgan Chase Bank, N.A. and Manufactures and Traders Trust Company